Exhibit 10.2


THIS NOTE, AND THE SHARES OF STOCK ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION UNDER SUCH ACT OR LAWS OR (2) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THIS NOTE, AND THE SHARES OF STOCK ISSUABLE UPON CONVERSION HEREOF, ARE ALSO SUBJECT TO SECTION 3.2 OF A BRIDGE LOAN AGREEMENT DATED DECEMBER ___, 2001 AMONG MEDTRONIC INTERNATIONAL, LTD., RESTORAGEN, INC. AND VARIOUS OTHER LENDERS NAMED THEREIN.

                      SECURED CONVERTIBLE PROMISSORY NOTE

$_____________                                                 December __, 2001

     FOR VALUE RECEIVED, Restoragen, Inc., a Delaware corporation (the "Company"), promises to pay to the order of ______________________ or registered assigns ("Holder"), at the office of Holder at _________________________________________________ or at such other place as
Holder may designate in writing, the principal sum of _________________ Dollars ($___________) (the "Principal Amount") on the terms set forth below. Interest on the unpaid principal balance shall accrue daily from the date hereof, compounded quarterly, at a per annum rate of interest equal to the prime rate then in effect as announced by Wells Fargo Bank Minnesota, N.A. plus three percent. All payments of interest and principal hereunder shall be made in U.S. currency.

     This Note is made in connection with that certain Bridge Loan Agreement dated as of December __, 2001 among the Company, Medtronic International, Ltd. ("Medtronic") and various other lenders named therein (the "Bridge Loan Agreement"). Payment of this Note is secured by a first-priority security interest in all of the Company's assets pursuant to a Security Agreement of even date herewith between the Company and Medtronic, as agent for itself and the other lenders pursuant to the Bridge Loan Agreement (the "Security Agreement").

     1. Definitions. Capitalized terms not defined herein shall have the same meaning as set forth in the Investment Agreement. The following terms shall have the meanings herein specified:

     "Common Stock" means authorized Common Stock, $.01 par value per share, of the Company.

     "Company" shall have the meaning set forth in the initial paragraph hereof.

     "Conversion Notice" shall have the meaning set forth in Section 2(c) hereof.

     "Conversion Price" shall mean the price at which the Principal Amount, and all accrued interest on such Principal Amount, is converted or convertible pursuant to Section 2 hereof, and in all cases as adjusted pursuant to Section 3 hereof.

     "Conversion Shares" means the shares of Preferred Stock or Common Stock or debt instruments issuable upon conversion of this Note.

     "Event of Default" means an event specified in Section 5 hereof.

     "Excluded Issuances" means (i) the issuance or sale of shares of Common Stock or Preferred Stock upon the exercise of currently outstanding options or warrants, or (ii) the grant of options, and the issuance of Common Stock upon the exercise thereof, to Company employees or consultants pursuant to a stock option or equity incentive plan approved by a majority of the Company's Board of Directors.

     "Holder" means the initial holder named in the first paragraph hereof and each permitted endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, the Company may treat the registered holder of this Note as the Holder for all purposes.

     "HSR Act" means the Hart Scott-Rodino Antitrust Improvement Act of 1976, as amended.

     "Preferred Stock" means any class or series of the Company's capital stock having a preference over the Common Stock upon a liquidation of the Company.

     "Qualified Additional Financing" means the receipt by the Company, subsequent to issuance of this Note, in one or more transactions or agreements, of aggregate gross proceeds of at least Seventeen Million Dollars ($17,000,000) from (i) the sale of the Company's equity securities to unrelated third parties (other than Excluded Issuances) and/or (ii) Qualified Collaborative Financing; provided that at least Seven Million Five Hundred Thousand Dollars ($7,500,000) of such aggregate amount shall be from sales of equity securities to unrelated third parties. For purposes of this definition, a third party shall be "unrelated" if neither such third party nor any affiliate of such third party has entered into, or in connection with such purchase of Company equity securities would enter into any joint venture, development, distribution, licensing, supply or similar agreement with the Company or any Company subsidiary.

     "Qualified Collaborative Financing" means (i) funding received by the Company from collaborative partners to be used by the Company for development to be performed by the Company on projects included within the Company's current (as of the date of this Note) business plan, and (ii) funding received by the Company from collaborative partners for development to be performed by the Company on projects outside of the Company's current (as of the date of this Note) business plan, to the extent use of such funding is not restricted to such additional development and such funding is in excess of the estimated cost to the Company of performing such additional development during the first twelve months after receipt of such funding. "Qualified Collaborative Financing" excludes loans for facility construction.

     "Qualified Initial Public Offering" means the closing of a firmly underwritten sale of Common Stock by the Company which is registered under the Securities Act of 1933, resulting in gross proceeds to the Company of at least $50,000,000 and the Common Stock being listed on the New York Stock Exchange or the American Stock Exchange or being quoted on the Nasdaq Stock Market.

     "Qualified Preferred Stock" means Preferred Stock having terms at least as favorable to the Holder thereof as set forth on Annex A hereto.

     Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

     2. Conversion of the Note. All outstanding principal and accrued interest on this Note shall automatically be converted, subject to HSR Act requirements as follows:

     (a) Upon IPO. Upon the closing of a Qualified Initial Public Offering, the entire outstanding principal amount of this Note and all accrued interest thereon shall be automatically converted, without any further action by the Holder and whether or not this Note is surrendered to the Company, into a number of shares of Common Stock equal to the quotient of (i) the outstanding principal amount of this Note plus all accrued interest thereon, divided by
(ii) the lower of (A) $12.50 (adjusted to reflect any stock splits, stock dividends or combinations occurring with respect to the Common Stock after the date hereof), and (B) the lowest per share price at which such Common Stock is issued or sold (or is deemed to be issued or sold pursuant to Section 3(e) below) after the date of this Note through and including such Qualified Initial Public Offering (other than Excluded Issuances).

     (b) Upon Qualified Additional Financing. Upon completion of a Qualified Additional Financing, the entire outstanding principal amount of this Note and all accrued interest thereon shall be automatically converted, without any further action by the Holder and whether or not this Note is surrendered to the Company, into either, at the Holder's option:

          (i) a number of shares of Common Stock equal to the quotient of (A) the outstanding principal amount of this Note plus all accrued interest thereon, divided by (B) the lower of (I) $12.50 (adjusted to reflect any stock splits, stock dividends or combinations occurring with respect to the Common Stock after the date hereof), or (II) the lowest per common share equivalent price at which equity was sold in such Qualified Additional Financing; or

          (ii) such number of shares of any class or series of Preferred Stock sold by the Company as part of such Qualified Additional Financing or of a Qualified Preferred Stock, at Holder's option, equal to the quotient of
     (A) the outstanding principal amount of this Note plus all accrued interest thereon, divided by (B) the lower of (I) the price at which such class or series of Preferred Stock was sold as part of such Qualified Additional Financing, or (II) the number of shares into which each such shares of

     Preferred Stock is initially convertible multiplied by the lower of $12.50 (adjusted to reflect any stock splits, stock dividends or combinations occurring with respect to the Common Stock after the date hereof) or the lowest per common share equivalent price at which equity was sold in such Qualified Additional Financing.

The Company shall give Holder written notice of such Qualified Additional Financing, including the price and terms of any securities sold as part thereof and Holder shall have 20 days after such notice in which to elect the type of Conversion Shares issued upon the conversion pursuant to this subsection.

     (c) Upon Election of Sixty Percent of Notes. Upon the written election of the holders of at least sixty percent (60%) of the aggregate principal amount of loans outstanding at any time made pursuant to the Bridge Loan Agreement delivered to the Company (a "Conversion Notice"), the entire outstanding principal amount of this Note and all accrued interest thereon shall be automatically converted, without any further action by the Holder and whether or not this Note is surrendered to the Company, into either, at the Holder's option:

          (i) a number of shares of Qualified Preferred Stock equal to the quotient of (A) the then outstanding principal amount of this Note plus all accrued interest thereon, divided by (B) the lower of (I) $12.50 (adjusted to reflect any stock splits, stock dividends or combinations occurring with respect to the Common Stock after the date hereof), or (II) the lowest per common share equivalent price at which equity was issued or sold (or is deemed to be issued or sold pursuant to Section 3(e) below) after the date of this Note and prior to such conversion election (other than Excluded Issuances); or

          (ii) such number of shares of any class or series of Preferred Stock issued or sold by the Company after the date of this Note and prior to such conversion election equal to the quotient of (A) the then outstanding principal amount of this Note plus all accrued interest thereon, divided by (B) the lower of (I) the price at which such class or series of Preferred Stock was sold, or (II) the number of shares into which each such shares of Preferred Stock is initially convertible multiplied by the lower of $12.50 (adjusted to reflect any stock splits, stock dividends or combinations occurring with respect to the Common Stock after the date hereof), and the lowest per common share equivalent price at which equity was issued or sold after the date of this Note and prior to such conversion election (excluding sales of equity pursuant to currently outstanding options or warrants).

     (d) Upon Proposed Prepayment. If the Company gives written notice of intent to prepay some or all of the outstanding principal amount of this Note (and all accrued and unpaid interest thereon), and the provisions of Section 2(b) are not applicable, then each Holder shall have the option, exercisable by delivery of written notice to the Company within 20 days after the Company's notice of prepayment, to convert all but not less than all of the principal amount proposed to be prepaid (and all accrued but unpaid interest thereon) into either, at Holder's option:

          (i) such number of shares of any class or series of Preferred Stock issued or sold by the Company in connection with such repayment or of a Qualified Preferred Stock, at Holder's option, equal to the quotient of
     (A) the outstanding principal amount of this Note plus all accrued interest thereon, divided by (B) the lower of (I) the lowest price at which such class or series of Preferred Stock was sold in connection with such repayment, or (II) the number of shares into which each such shares of Preferred Stock is initially convertible multiplied by the lower of $12.50 (adjusted to reflect any stock splits, stock dividends or combinations occurring with respect to the Common Stock after the date hereof) or the lowest per common share equivalent price at which equity was issued or sold through and including the date of proposed repayment; or

          (ii) if the Company obtained or proposes to obtain the funds to effect such proposed prepayment from the issuance of debt securities, into debt securities having the same rights, on a pari passu basis, as those issued or to be issued by the Company in such financing, in a principal amount equal to the principal amount (and all accrued but unpaid interest thereon) of the Notes so converted.

     (e) Limitation of Percentage Ownership. Notwithstanding the above, if the number of Conversion Shares to be issued to the Holder pursuant to this Section 2, when added to the number of other shares of voting stock of the Company held by Holder and its Affiliates, would exceed nineteen and nine-tenths percent (19.9%) of the total number of issued and outstanding voting shares of the Company, then the Holder may elect in writing to transfer effective voting control (by irrevocable proxy or other method designated by the Holder and reasonably acceptable to the Company) of such Conversion Shares in excess of 19.9% of the total number of issued and outstanding voting shares of the Company to the Company's Chief Executive Officer for so long as such shares, when added to all other shares of Common Stock of the Company owned by the Holder and its Affiliates would exceed 19.9% of the total number of issued and outstanding voting shares of the Company. The Company will not, without the Holder's consent, redeem, repurchase or otherwise effect a recapitalization which would result in the Holder and its Affiliates owning more than nineteen and nine-tenths percent (19.9%) of the total number of issued and outstanding voting shares of the Company.

     (f) Delivery of Conversion Shares. The shares issued on conversion of this Note shall be delivered as follows:

     (1) As promptly as practicable after automatic conversion pursuant to
Section 2(a) or (b) hereof, or after delivery of a Conversion Notice pursuant to Section 2(c) or (d) hereof, the Company shall deliver to the Holder, or to such person or persons as are designated by the Holder in the Conversion Notice, a certificate or certificates representing the number of shares of Common Stock or Preferred Stock, as the case may be, into which this Note or portion thereof is to be converted in the name of the Holder, together with any cash payable in respect of a fractional share equal to such fraction multiplied by the fair market value of the Common Stock at the time of conversion, as determined in good faith by the Company's Board of Directors. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to the Company for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time and the conversion shall be at the Conversion Price in effect at the time.

     (g) Reservation of Shares. The Company agrees that, during the period within which this Note may be converted, the Company will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, Common Stock and other securities and property as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. The Company agrees that the Common Stock represented by each and every Conversion Share delivered on the conversion of this Note shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and the Company will take all such action as may be necessary to assure that the stated value or par value per share of the Common Stock is at all times equal to or less than the Conversion Price.

     3. Protection Against Dilution.

     (a) Adjustment for Stock Splits, Dividends and Combinations. If the Company, at any time after the date of this Note or the date of an equity sale upon which the Conversion Price is based, subdivides, declares a dividend payable in or combines the class or series of capital stock issuable upon conversion hereof, then the Conversion Price in effect immediately prior to the subdivision, combination or record date for such dividend shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in capital stock.

     (b) Adjustment for Other Dividends and Distributions. If the Company, at any time after the date of this Note or the date of an equity sale upon which the Conversion Price is based, distributes to holders of Common Stock any assets (excluding cash dividends during any fiscal year in an aggregate amount not exceeding 20% of the Company's income from continuing operations in the immediately preceding fiscal year) or debt securities or any rights or warrants to purchase debt securities, assets or other securities (including Common Stock), the Conversion Price shall be adjusted in accordance with the formula:

                             C1 = C x [(O x M) - F]
                                  -----------------
                                        O x M

                  where:

                    C1 = the adjusted Conversion Price.

                    C = the Conversion Price prior to adjustment
                        pursuant to this subsection.

                    M = the fair market value per share of Common
                        Stock before the record date mentioned
                        below, as determined in good faith by the Company's Board of Directors with the advice of the Company's investment banker.

                    O = the number of shares of Common Stock outstanding
                        on the record date mentioned below.

                    F = the fair market value on the record date
                        of the aggregate of all assets, securities, rights or warrants distributed, as determined in good faith by the Company's Board of Directors with the advice of the Company's investment banker.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     (c) Adjustment for Reorganizations, Mergers, Etc. If any capital reorganization or reclassification of the capital stock of the Company, or share exchange, combination, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock or Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock or such Preferred Stock, then, as a condition of such reorganization, reclassification, share exchange, combination, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified in this Note and in lieu of the shares of the capital stock of the Company into which this Note could be converted, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock or Preferred Stock equal to the maximum number of shares of such stock issuable upon conversion of this Note, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such share exchange, combination, consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such share exchange, combination, consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder, at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets that, in accordance with the foregoing provisions, such Holder may thereafter be entitled to receive upon conversion of this Note.

     (d) Successive Adjustments and Notice. The above provisions of this
Section 3 shall similarly apply to successive stock splits, combinations, dividends, reorganizations, reclassifications, consolidations, mergers or sales. Notice of such event and of such adjustment to the Conversion Price resulting from such proposed event shall be mailed to the Holder not less than fifteen (15) days prior to such event.

     (e) Issuance of Options or Warrants. If the Company in any manner issues or sells any options or warrants to subscribe for or to purchase Common Stock (such options or warrants being herein called "Options") (other than Excluded Issuances), the Company shall be deemed to have issued the shares of Common Stock issuable upon the exercise of such Option.

     4. Payment of this Note - Principal and Interest.

     (a) Payment on Maturity Date. On _______________, 2003, the two-year anniversary date of the date hereof, the Company will pay to the Holder in cash an amount equal to the then outstanding principal of this Note and all accrued and unpaid interest thereon.

     (b) Payment on an Event of Default. If an Event of Default occurs and is continuing, then the Holder may, by written notice to the Company, declare this
Note immediately due and payable and demand payment of all principal and accrued interest that has not been converted pursuant to Section 2 above, and, at any time thereafter, the Holder may proceed to collect such unconverted principal and accrued interest.

     (c) Prepayment. Subject to Section 2(d) hereof, the Company may prepay all or any portion of this Note at any time upon written notice to Holder at least twenty (20) days in advance of the date set for such prepayment in such notice. Such notice shall describe the source of funds for such prepayment and the terms of any securities or debt instruments issued or proposed to be issued in connection with such repayment. No prepayment may be made unless the Company simultaneously proposes to prepay all (or a pro rata portion of all) Notes issued pursuant to the Bridge Loan Agreement. Any partial payment shall be applied first to accrued interest and then to principal. Once paid, all of the Holder's rights under this Note will be extinguished, including rights to conversion.

     5. Events of Default. The existence of any of the following conditions shall constitute an Event of Default.

     (a) If the Company defaults in the payment of any principal or interest on the Notes when the same becomes due and payable and such default continues for more than ten (10) calendar days following notice to the Company by the Holder.

     (b) Commencement of proceedings under any bankruptcy or insolvency law or other law for the reorganization, arrangement, composition or similar relief or aid of debtors or creditors if such proceeding remains undismissed and unstayed for a period of 60 days following notice to the Company by the Holder.

     (c) If the Company shall dissolve, liquidate or wind up its affairs or sell all or substantially all of its assets.

     (d) If the Company breaches in any material respect any of its representations, warranties, covenants or agreements set forth in the Bridge Loan Agreement, this Note (other than a breach described in Section 5(a) above), or the Security Agreement and such breach shall not be cured within thirty (30) days after written notice thereof shall have been given to the Company by the Holder.

     (e) One or more final unappealable judgments are entered against the Company involving aggregate unpaid liability not covered by insurance in excess of $1,000,000, and such amounts are not paid in full within 30 days.

     (f) Attachment or similar process of execution is levied against a material portion of the Company's assets and such process is not terminated and any orders issued pursuant thereto canceled within ninety (90) calendar days.

     6. Transfer.

     (a) Transfer of this Note shall be subject to (i) the prior approval of the Company, except for a transfer to an affiliate of the Holder or a successor to substantially all of the Holder's business and assets to which this Note relates, which consent shall not be unreasonably withheld and (ii) prior delivery by the proposed transferee to the Company of an opinion of counsel reasonably satisfactory to the Company that such transfer is in compliance with all federal and all applicable securities laws. The Holder may transfer this Note only in whole and not in part and only to an assignee that assumes all of the Holder's rights and obligations under the Bridge Loan Agreement (including under the Security Agreement), in the manner and to the extent permitted by the Bridge Loan Agreement. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the office of the Company, accompanied by an assignment duly executed by the Holder.

     (b) This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any applicable foreign state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such Act or laws or (2) an opinion of counsel reasonably acceptable to the Company to the effect that such registration is not required. In addition, this Note, and the shares of stock issuable upon conversion hereof, are also subject to Section 3.2 of a Bridge Loan Agreement dated December ____, 2001 among Medtronic International, Ltd., Restoragen, Inc. and various other lenders named therein."

     (c) The Holder represents, warrants and covenants that: (1) any shares acquired upon conversion of this Note shall be acquired for the Holder's account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 Act, as amended (the "1933 Act"), or any rule or regulation under the 1933 Act,
(2) the Holder has had such opportunity as he/she/it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of his/her/its investment in the Company, (3) the Holder is able to bear the economic risk of holding such shares acquired pursuant to the conversion of this Note for an indefinite period, and (4) the Holder understands that (A) the shares acquired pursuant to the conversion of this Note will not be registered under the 1933 Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the 1933 Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the SEC with respect to any capital stock of the Company.

By converting this Note, the Holder shall be deemed to have reaffirmed, as of the date of such conversion, the representations made in this Section 6(c), provided that the Company provides any information described in (c)(2) above that the Holder requests.

     7. Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to the Company, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

     8. Note Holder not Shareholder. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters, whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

     9. Waivers. The failure of the Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by the Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of the Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.

     10. Taxes. The Company agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note, and/or any Conversion Shares or certificates therefor. The Company shall not, however, be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than the Holder.

     11. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Holder to:

          -------------------------------
          -------------------------------
          -------------------------------

          Attention:
                    ---------------------
          Fax:
              ---------------------------

with a copy to:

          -------------------------------
          -------------------------------
          -------------------------------
          Attention:
                    ---------------------
          Fax:
              ---------------------------

if to the Company to:

           Restoragen, Inc.
           4130 N.W. 37th Street
           Lincoln, NE  68524-1637
           Attention: Chief Financial Officer
           Fax: (402) 470-2345

with a copy to:

           Davis Polk & Wardwell
           450 Lexington Avenue
           New York, NY  10017
           Attention: Lucy Fato, Esq.
           Fax: (212) 450-3596

     Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

     12. Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

     13. Applicable Law. The legality, validity, enforceability and interpretation of this Note and the relationship of the parties hereunder shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws.

     IN WITNESS WHEREOF, the undersigned has caused this Secured Convertible Promissory Note to be signed in its name by the signature of its duly authorized representative.


                                          RESTORAGEN, INC.


                                          By:___________________________________

                                          Its:__________________________________

                                                                        Annex A


                                Minimum Terms of
                           Qualified Preferred Stock


Issue: Preferred Stock (the "Preferred Stock") issuable upon conversion of Restoragen, Inc.'s (the "Company") Secured Convertible Promissory Notes, dated as of December ___, 2001 (the "Notes").

Stated Value:                Applicable Note Conversion Price (as defined in
                             the Notes).

Dividends:                   The holders of Preferred Stock will be entitled to
                             receive an annual 9.75% cumulative dividend per share.

Voting Rights:               Holders of Preferred Stock will have the right to
                             vote with the common stockholders on all matters submitted to a vote of stockholders of the Company, on an as if converted basis, but also vote as a separate class on all matters adversely affecting the Preferred Stock.

Board                        The rights of Medtronic International, Ltd.
Representation:              ("Medtronic") and SMS Group (as defined in the
                             Bridge Loan Agreement) to each designate a board representative to the Company's Board of Directors pursuant to Section 3.2 of the Bridge Loan
                             Agreement, dated as of December ___, 2001 (the
                             "Bridge Loan Agreement"), among the Company,
                             Medtronic, SMS Securities Sigg Merkli Schroedel AG
                             ("SMS Securities") and the other lenders
                             (collectively, the "Noteholders") will survive conversion.

Holder's Option to Convert:  At the holder's option, the Preferred Stock will be convertible into common stock at the Conversion Price (as defined below), subject to adjustment for dilution.

Conversion Price:            The conversion price per share of Preferred Stock
                             (the "Conversion Price") shall be the applicable
                             Note Conversion Price, subject to adjustment for anti-dilution protection.

Automatic                    The Preferred Stock will be converted into common
Conversion:                  stock automatically upon the occurrence of either
                             (i) a "Qualified Initial Public Offering" (as defined in the Notes) or (ii) the election of the holders of a majority of the holders of Preferred


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                             Stock voting as a separate class; provided, that
                             if Medtronic and SMS Securities and its
                             co-investors are the only holders of Preferred Stock in the same proportion as the Notes initially held by them, the consent of 60% of the Preferred Stockholders shall be required for such conversion.

Liquidation Preference:      In the event of any liquidation, dissolution, or
                             winding up of the Company (each, a "Liquidation") the holders of Preferred Stock will be entitled to receive pari passu with the holders of any other class or series of preferred stock now existing or hereafter outstanding, an amount in cash equal to the Stated Value, plus all unpaid and accumulated dividends.

Anti-Dilution Provisions:    The conversion rights of the Preferred Stock will
                             be adjusted to provide standard antidilution protection, including adjustments for extraordinary dividends, recapitalization, or subdivisions, combinations or reclassifications of common stock, issuance of shares at prices below the conversion price based on a full-ratchet formula.

Registration Rights:         The holders of Preferred Stock will have the same
                             registration rights as the Noteholders set forth in the Bridge Loan Agreement.

Most Favored Nation:         To the extent any holder of any class or series of
                             preferred stock of the Company outstanding at the time of conversion has any additional or more favorable rights, the holders of Preferred Stock will be afforded the same rights.

Conditions:                  The conversion of the Notes into the Preferred
                             Stock will be subject to customary conditions, including without limitation, the following: (a) a Certificate of Designation setting forth the rights of the Preferred Stock shall have been filed with the Secretary of State of the State of Delaware; and (b) an Investor Rights Agreement containing the rights set forth herein, to the extent not included in the Certificate of Designation, in form and substance satisfactory to the Noteholders shall have been executed by all parties thereto.


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